CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is entered into as of the 1st day of September, 2005 (the "Effective Date") by and between STEM CELL THERAPY
INTERNATIONAL, CORP. ("Company"), a Nevada corporation, with its principal office located at 2203 North Lois Ave., 9th Floor, Tampa, Florida 33607 and EUROPEAN CONSULTING GROUP, LLC having a permanent address at 13318 Philmont Avenue, Philadelphia, PA 19116 ("Consultant").

     WHEREAS, the Company desires to retain Consultant as an independent contractor to perform certain services for the Company, and Consultant is willing to perform such services, on the terms set forth more fully below.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, it is hereby agreed by and between the parties hereto as follows:

1.     CONSULTING  SERVICES.
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Description  of  Services.  Consultant  agrees to provide to the Company ongoing
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services  with  Stem  Cell Research Centers throughout the world. These services
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will  include  identification, negotiation and regular communication between the
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company  and  prospective  Stem  Cell  Research  and  Treatment  Centers.

     Efforts.  Consultant  shall  use  its best efforts to perform the Services.
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Consultant's  performance  under  this  Agreement  shall  be  conducted with due diligence and in a professional manner and in full compliance with the highest professional standards of practice. The performance of the services shall be in a manner determined in the sole and absolute discretion of Consultant.

2.     COMPENSATION

Common  Stock.  As compensation for the establishment of the aforesaid exclusive
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contractual  relationship,  Company shall pay Consultant One Million (1,000,000)
shares of its restricted common stock pursuant to paragraph three and shall deliver to Consultant stock certificates evidencing Consultant's sole, absolute and according to SEC 144 rules restricted ownership within seven days. Company agrees to have "piggy back" registration rights on company's next registration.

Expenses.  Travel-related  expenses and other out-of-pocket expenses incurred by
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Consultant  which are directly related to the furnishing of the Services will be reimbursed  by  the  Company  upon  approval.


3.     TERM  AND  TERMINATION.

Term.  This  Agreement  will  become  effective  on  the  date of the underlying
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contract  between  The  Institute  of  Cell  Therapy  and  Stem  Cell  Therapy
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International  Corp.  which is attach hereof execution and will continue in full
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force  and  effect  for a period of three (3) years thereafter, unless and until terminated  by  a  party  in  accordance  with  this  Agreement.

Termination.  Either party may immediately terminate this Agreement upon written
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notice,  for any breach of contract, if the other party does not cure a material breach of this Agreement within thirty (30) days of receipt of written notice detailing such breach. The parties may mutually agree to terminate this Agreement in writing.

4.     GENERAL  TERMS.
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Notices.  Any  notices provided hereunder must be in writing and shall be deemed
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effective  upon the earlier of personal delivery (including personal delivery by telex) or the third day after mailing by first class mail, registered or certified, with postage prepaid. All notices shall be addressed to the party to be notified at such party's address as set forth herein, or as subsequently modified by written notice.

     Assignment.  Neither  party  may assign its rights or obligations herein or
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this Agreement in whole or in part by operation of law or otherwise, except with the prior written consent of the other party. This Agreement will be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

     Entire  Agreement.  This  Agreement constitutes the entire understanding of
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the  parties  and  supersedes  all  prior  and  contemporaneous  agreements  and negotiations between them. There are no representations or warranties other than those expressly set forth herein.

Modification.     No  modification or waiver of any of the terms hereof shall be
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valid  unless  in  writing  and  signed  by  both  parties.

Applicable  Law.  This  Agreement shall be construed in accordance with the laws
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of  Florida.

     Waivers:  Modification.  If  either  party  should  waive any breach of any
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provisions  of  this  Agreement,  such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement. No modification of any provision of this Agreement will be effective unless in writing and signed by all parties.

Severability.     If  any term, condition, clause or provision of this Agreement
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shall  be determined or declared to be void or invalid in law or otherwise, then only that term, condition, clause or provision shall be stricken from this Agreement and in full force, effect and operation. Likewise, the failure of any party to meet the obligations under any one or more of the paragraphs herein, with the exception of the satisfaction of the conditions precedent, shall in no way avoid or alter the remaining obligations of the parties.

Counterparts. This Agreement may be executed in separate counterparts, anyone of
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which need not contain signatures of more than one party, but all of which taken together  will  constitute  one  and  the  same  Agreement.

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Agreement as of the Effective Date.

COMPANY:                              CONSULTANT:

STEM CELL THERAPY                    EUROPEAN CONSULTING
INTERNATION CORP.                    GROUP, LLC


By:  _________________________________     ______________________________

Name:  Calvin  Cao                         John  J.  Gallagher
Title:    Chairman                         President